Exhibit 16.1

JEFFREY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE TEL: 973-628-0022

IN NEW YORK AND NEW JERSEY FAX: 973-696-9002

MEMBER OF AICPA E-MAIL: rgjcpa@optonline.net

PRIVATE COMPANIES PRACTICE SECTION

MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS

May 14, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

We have reviewed the filing of U.S. Precious Metals, Inc. on Form 8-K, dated May 13, 2014, and agree with the statements made therein.

Yours truly,

/s/ Jeffrey &Company

Jeffrey & Company